UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 1, 2015

ATLANTIC CITY ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-03559	21-0398280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Wakefield Drive Newark, DE 19702
(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code	(202) 872-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant

On December 1, 2015, Atlantic City Electric Company (the Company) entered into a Bond Purchase Agreement (the Purchase Agreement) with certain institutional investors, for the offer and sale of $150,000,000 in aggregate principal amount of the Company’s First Mortgage Bonds, 3.50% Series due December 1, 2025 (the Bonds). The form of Purchase Agreement is filed herewith as Exhibit 1.1 and the form of Bond is filed herewith as Exhibit 4.1. The Bonds have been offered and will be sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. Upon closing, the Company will receive net proceeds (after deducting placement agent fees and before deducting offering expenses) of approximately $149 million. The closing of the sale of the Bonds is expected to occur on December 8, 2015.

The Bonds will be issued under and in accordance with the Mortgage and Deed of Trust, dated as of January 15, 1937, from the Company to The Bank of New York Mellon (formerly Irving Trust Company), as trustee (the Mortgage Trustee), as amended and supplemented by various instruments including that certain Indenture Supplemental to the Mortgage and Deed of Trust, dated as of December 1, 2015 (the Supplemental Indenture), establishing the terms of the Bonds (the Mortgage). Subject to the exceptions and limitations contained in the Mortgage, the Bonds will be secured, together with all bonds now or hereafter issued, under the Mortgage, by a first lien (subject to the conditions and limitations in the instruments through which the Company claims title to its properties, and to excepted encumbrances under the Mortgage) on substantially all of the Company’s real and personal properties and franchises. A copy of the Supplemental Indenture is filed herewith as Exhibit 4.2.

The Company may redeem all or any portion of the Bonds at its option, at any time prior to their maturity, at the redemption price described below. The Company will give notice of its intent to redeem the Bonds at least 30 days, but no more than 60 days, prior to the redemption date. If the Company redeems all or any part of the Bonds as described above prior to September 1, 2025, the Company will pay a redemption price equal to the greater of (i) 100% of the principal amount of the Bonds being redeemed; and (ii) a make-whole amount as set forth in the Supplemental Indenture, plus, in each case, accrued and unpaid interest on such Bonds to, but not including, the redemption date. If the Company redeems all or any part of the Bonds on or after September 1, 2025, the Company will pay a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon.

Morgan Stanley & Co. LLC (MS) acted as the sole lead placement agent in connection with the offer and sale of the Bonds. The Company intends to use the net proceeds of the offering to repay its outstanding commercial paper and for general corporate purposes.

In the ordinary course of business, MS and its affiliates have from time to time performed and may in the future perform various financial advisory, and investment banking services for the Company and its affiliates, for which they received, or will continue to receive, customary fees or compensation.

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Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

1.1	Bond Purchase Agreement, dated December 1, 2015, among the Company and the purchasers signatory thereto

4.1	Form of First Mortgage Bond, 3.50% Series due December 1, 2025 (included in Exhibit 1.1)

4.2	Supplemental Indenture, dated as of December 1, 2015, with respect to the Mortgage and Deed of Trust, dated January 15, 1937 (included in Exhibit 1.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC CITY ELECTRIC COMPANY
(Registrant)

Date:	December 1, 2015	/s/ DAVID M. VELAZQUEZ
Name: David M. Velazquez Title: President and Chief Executive Officer

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INDEX TO EXHIBITS FILED HEREWITH

Exhibit No.	Description of Exhibit

1.1	Bond Purchase Agreement, dated December 1, 2015, among the Company and the purchasers signatory thereto

4.1	Form of First Mortgage Bond, 3.50% Series due December 1, 2025 (included in Exhibit 1.1)

4.2	Supplemental Indenture, dated as of December 1, 2015, with respect to the Mortgage and Deed of Trust, dated January 15, 1937 (included in Exhibit 1.1)

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